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                                                                     EXHIBIT 5.1

                                  June 7, 1999




Knight-Ridder, Inc.
50 West San Fernando Street
San Jose, CA  95113-2413



                Re: Registration Statement on Form S-8 - Employee Stock Option Plan and Employees Stock Purchase Plan

Ladies and Gentlemen:

                With reference to the Registration Statement on Form S-8 to be filed by Knight-Ridder, Inc., a Florida corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, relating to 7,000,000 shares of the Company's common stock, par value $ .02 1/12 per share (the "Common Stock") issuable pursuant to the Employee Stock Option Plan and 1,000,000 shares of Common Stock issuable pursuant to the Employees Stock Purchase Plan (together, in each case with associated preferred stock purchase rights (collectively, the "Shares"), it is my opinion that the Shares, when issued and sold in accordance with the Employee Stock Option Plan and the Employees Stock Purchase Plan, as applicable, will be legally issued, fully paid and nonassessable.

                                        Very truly yours,




                                        /s/ Karen Stevenson